Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 25, 2003, relating to the financial statements and financial highlights, which appear in the September 30, 2003 Annual Reports to Shareholders of Sanford C. Bernstein Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in each prospectus.

We also consent to the references to us under the heading "Custodian, Transfer Agent, Counsel, Independent Auditors and Financial Statements" in the Statement of Additional Information of Sanford C. Bernstein Fund, Inc.; under the headings "Shareholder Services - Statements and Reports" and "Custodian, Counsel, Independent Auditors and Financial Statements" in the Statement of Additional Information of AllianceBernstein Tax-Managed International Portfolio and AllianceBernstein International Portfolio; and under the headings "Shareholder Services - Statements and Reports", General Information - Independent Auditors" and "Report of Independent Auditors and Financial Statements" in the Statements of Additional Information of AllianceBernstein Intermediate New York Municipal Portfolio, AllianceBernstein Intermediate California Municipal Portfolio and AllianceBernstein Intermediate Diversified Municipal Portfolio and of AllianceBernstein Short Duration Portfolio.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

1177 Avenue of the Americas,
New York, New York  10036
January 23, 2004